Exhibit 99.1

Five9 Reports First Quarter Record Revenue Growth of 45% to a Record $137.9 Million
45% Growth in LTM Enterprise Subscription Revenue
Raised 2021 Guidance for both Revenue and Bottom Line
SAN RAMON, Calif. - April 29, 2021 - Five9, Inc. (NASDAQ:FIVN), a leading provider of cloud contact center software, today reported results for the first quarter ended March 31, 2021.
First Quarter 2021 Financial Results
•Revenue for the first quarter of 2021 increased 45% to a record $137.9 million, compared to $95.1 million for the first quarter of 2020.
•GAAP gross margin was 56.6% for the first quarter of 2021, compared to 57.9% for the first quarter of 2020.
•Adjusted gross margin was 64.0% for the first quarter of 2021, compared to 64.1% for the first quarter of 2020.
•GAAP net loss for the first quarter of 2021 was $(12.3) million, or $(0.18) per basic share, compared to GAAP net loss of $(7.4) million, or $(0.12) per basic share, for the first quarter of 2020.
•Non-GAAP net income for the first quarter of 2021 was $16.1 million, or $0.23 per diluted share, compared to non-GAAP net income of $11.1 million, or $0.17 per diluted share, for the first quarter of 2020.
•Adjusted EBITDA for the first quarter of 2021 was $22.2 million, or 16.1% of revenue, compared to $14.1 million, or 14.9% of revenue, for the first quarter of 2020.
•GAAP operating cash flow for the first quarter of 2021 was $13.8 million, compared to GAAP operating cash flow of $10.4 million for the first quarter of 2020.

“Our first quarter results exceeded expectations across the board. We delivered record first quarter revenue of $138 million, accelerating 45% year-over-year, an all-time high. Performance was driven by ongoing success with enterprises globally as we continue to close large deals, by our product innovation as a leader in AI-powered automation, and our go-to-market execution. We’ve started this year off with incredible traction and are well positioned to extend our leadership position as we help organizations digitally transform their business and reimagine their customer experience."

- Rowan Trollope, CEO, Five9

Business Outlook
Five9 provides guidance based on current market conditions and expectations. Five9 emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the COVID-19 pandemic.
•For the full year 2021, Five9 expects to report:
•Revenue in the range of $548.5 to $551.5 million, higher than the guidance range of $518.5 to $521.5 million that was previously provided on February 22, 2021.
•GAAP net loss in the range of $(63.4) to $(60.4) million, or $(0.91) to $(0.87) per basic share, improved from the guidance range of $(63.9) to $(60.9) million, or $(0.92) to $(0.88) per basic share, that was previously provided on February 22, 2021.
•Non-GAAP net income in the range of $65.2 to $68.2 million, or $0.89 to $0.93 per diluted share, higher than the guidance range of $59.1 to $62.1 million, or $0.75 to $0.79 per diluted share, that was previously provided on February 22, 2021.
•For the second quarter of 2021, Five9 expects to report:
•Revenue in the range of $131.5 to $132.5 million.
•GAAP net loss in the range of $(25.9) to $(24.9) million, or $(0.38) to $(0.36) per basic share.
•Non-GAAP net income in the range of $9.1 to $10.1 million, or $0.13 to $0.14 per diluted share.

Conference Call Details
Five9 will discuss its first quarter 2021 results today, April 29, 2021, via Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our website, prior to the conference call.
A live webcast and a replay will be available on the Investor Relations section of the Company’s web-site at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation and one-time integration costs. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net income (loss): depreciation and amortization, stock-based compensation, interest expense, interest (income) and other, acquisition-related transaction costs and one-time integration costs, contingent consideration expense and provision for (benefit from) income taxes. We calculate non-GAAP operating income by adding back or removing the following items to or from GAAP operating income (loss): stock-based compensation, intangibles amortization, acquisition-related transaction costs and one-time integration costs and contingent consideration expense. We calculate non-GAAP net income by adding back or removing the following items to or from GAAP net income (loss): stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, acquisition-related transaction costs and one-time integration costs and contingent consideration expense. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Five9 considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth herein and attached to this release.

Forward-Looking Statements
This news release contains certain forward-looking statements, including the statements in the quote from our Chief Executive Officer, including statements regarding Five9’s market position, opportunity and expectation of expanding its leadership position, the size of the market opportunity, Five9’s growth expectations, and the second quarter and full year 2021 financial projections set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (ii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iii) our recent rapid growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (iv) failure to adequately retain and expand our sales force will impede our growth; (v) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (vi) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (vii) we have established, and are continuing to increase, our network of master agents and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (viii) adverse economic conditions may harm our business; (ix) the effects of the COVID-19 pandemic have materially affected how we, our clients and business partners are operating, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain; (x) security breaches and improper access to or disclosure of our data or our clients’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation and our business; (xi) we may acquire other companies or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders and otherwise disrupt our operations and harm our operating results; (xii) the markets in which we participate involve numerous competitors and are highly competitive, and if we do not compete effectively, our operating results could be harmed; (xiii) if our existing clients terminate their subscriptions or reduce their subscriptions and related usage, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (xiv) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xv) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (xvi) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose clients and subject us to claims for credits or damages, among other things; (xvii) we have a history of losses and we may be unable to achieve or sustain profitability; (xviii) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new products in order to maintain and grow our business; (xix) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xx) failure to comply with laws and regulations could harm our business and our reputation; (xxi) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; and (xxii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
Five9 is a leading provider of cloud contact center software for the intelligent contact center space, bringing the power of cloud innovation to customers and facilitating more than seven billion call minutes annually. Five9 provides end-to-end solutions with omnichannel routing, analytics, WFO and AI to increase agent productivity and deliver tangible business results. The Five9 Genius platform is reliable, secure, compliant and scalable; designed to create exceptional personalized customer experiences. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$176,326	$220,372
Marketable investments	467,143	383,171
Accounts receivable, net	51,987	48,731
Prepaid expenses and other current assets	19,673	16,149
Deferred contract acquisition costs, net	23,249	20,695
Total current assets	738,378	689,118
Property and equipment, net	58,296	51,213
Operating lease right-of-use assets	44,960	9,010
Intangible assets, net	48,737	51,684
Goodwill	165,420	165,420
Marketable investments	—	42,127
Other assets	3,135	3,236
Deferred contract acquisition costs, net — less current portion	59,823	51,934
Total assets	$1,118,749	$1,063,742
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,056	$17,145
Accrued and other current liabilities	52,960	44,450
Operating lease liabilities	5,478	3,912
Accrued federal fees	5,024	3,745
Sales tax liabilities	1,168	1,714
Finance lease liabilities	156	612
Deferred revenue	32,835	31,983
Total current liabilities	113,677	103,561
Convertible senior notes	782,241	643,316
Sales tax liabilities — less current portion	862	857
Operating lease liabilities — less current portion	45,135	5,379
Other long-term liabilities	32,628	31,465
Total liabilities	974,543	784,578
Stockholders’ equity:
Common stock	67	67
Additional paid-in capital	331,528	476,941
Accumulated other comprehensive income	379	335
Accumulated deficit	(187,768)	(198,179)
Total stockholders’ equity	144,206	279,164
Total liabilities and stockholders’ equity	$1,118,749	$1,063,742

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020

Revenue	$137,882	$95,088
Cost of revenue	59,803	40,037
Gross profit	78,079	55,051
Operating expenses:
Research and development	22,121	15,189
Sales and marketing	44,799	30,160
General and administrative	22,245	14,658
Total operating expenses	89,165	60,007
Loss from operations	(11,086)	(4,956)
Other (expense) income, net:
Interest expense	(1,938)	(3,484)
Interest income and other	175	1,072
Total other (expense) income, net	(1,763)	(2,412)
Loss before income taxes	(12,849)	(7,368)
(Benefit from) provision for income taxes	(517)	69
Net loss	$(12,332)	$(7,437)
Net loss per share:
Basic and diluted	$(0.18)	$(0.12)
Shares used in computing net loss per share:
Basic and diluted	66,721	61,705

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
Cash flows from operating activities:
Net loss	$(12,332)	$(7,437)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,763	4,970
Amortization of operating lease right-of-use assets	2,389	1,394
Amortization of commission costs	5,540	3,471
Amortization of premium on marketable investments	1,682	177
Provision for doubtful accounts	160	255
Stock-based compensation	20,908	13,794
Amortization of discount and issuance costs on convertible senior notes (1)	974	3,320
Change in fair of value of contingent consideration	2,500	—
Other	186	147
Changes in operating assets and liabilities:
Accounts receivable	(3,543)	(2,620)
Prepaid expenses and other current assets	(3,524)	(2,754)
Deferred contract acquisition costs	(15,983)	(8,166)
Other assets	101	(2,132)
Accounts payable	351	(1,121)
Accrued and other current liabilities	5,299	4,802
Accrued federal fees and sales tax liability	738	(707)
Deferred revenue	322	3,378
Other liabilities	(766)	(377)
Net cash provided by operating activities	13,765	10,394
Cash flows from investing activities:
Purchases of marketable investments	(163,683)	(62,339)
Proceeds from maturities of marketable investments	120,182	134,610
Purchases of property and equipment	(8,229)	(6,045)
Cash paid to acquire substantially all of the assets of Whendu	—	(100)
Net cash (used in) provided by investing activities	(51,730)	66,126
Cash flows from financing activities:
Repurchase of a portion of 2023 convertible senior notes, net of costs	(7,840)	—
Proceeds from exercise of common stock options	2,215	2,596
Payments of finance leases	(456)	(1,229)
Net cash (used in) provided by financing activities	(6,081)	1,367
Net (decrease) increase in cash and cash equivalents	(44,046)	77,887
Cash and cash equivalents:
Beginning of period	220,372	77,976
End of period	$176,326	$155,863

(1)During the first quarter of 2021, the Company early adopted ASU 2020-06 which resulted in the elimination of amortization of discount on the convertible senior notes from January 1, 2021.

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020

GAAP gross profit	$78,079	$55,051
GAAP gross margin	56.6%	57.9%
Non-GAAP adjustments:
Depreciation	4,140	2,850
Intangibles amortization	2,947	1,090
Stock-based compensation	3,105	1,989
One-time integration costs	30	—
Adjusted gross profit	$88,301	$60,980
Adjusted gross margin	64.0%	64.1%

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020

GAAP net loss	$(12,332)	$(7,437)
Non-GAAP adjustments:
Depreciation and amortization	8,763	4,970
Stock-based compensation	20,908	13,794
Interest expense	1,938	3,484
Interest income and other	(175)	(1,072)
Acquisition-related transaction costs and one-time integration costs	1,094	329
Contingent consideration expense	2,500	—
(Benefit from) provision for income taxes	(517)	69
Adjusted EBITDA	$22,179	$14,137
Adjusted EBITDA as % of revenue	16.1%	14.9%

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020

Loss from operations	$(11,086)	$(4,956)
Non-GAAP adjustments:
Stock-based compensation	20,908	13,794
Intangibles amortization	2,947	1,090
Acquisition-related transaction costs and one-time integration costs	1,094	329
Contingent consideration expense	2,500	—
Non-GAAP operating income	$16,363	$10,257

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020

GAAP net loss	$(12,332)	$(7,437)
Non-GAAP adjustments:
Stock-based compensation	20,908	13,794
Intangibles amortization	2,947	1,090
Amortization of discount and issuance costs on convertible senior notes (1)	974	3,320
Acquisition-related transaction costs and one-time integration costs	1,094	329
Contingent consideration expense	2,500	—
Non-GAAP net income	$16,091	$11,096
GAAP net loss per share:
Basic and diluted	$(0.18)	$(0.12)
Non-GAAP net income per share:
Basic	$0.24	$0.18
Diluted	$0.23	$0.17
Shares used in computing GAAP net loss per share:
Basic and diluted	66,721	61,705
Shares used in computing non-GAAP net income per share:
Basic	66,721	61,705
Diluted	70,659	65,151

(1)During the first quarter of 2021, the Company early adopted ASU 2020-06 which resulted in the elimination of amortization of discount on the convertible senior notes from January 1, 2021.

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2021			March 31, 2020
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$3,105	$4,140	$2,947	$1,989	$2,850	$1,090
Research and development	4,763	596	—	2,806	465	—
Sales and marketing	6,771	1	—	4,106	2	—
General and administrative	6,269	1,079	—	4,893	563	—
Total	$20,908	$5,816	$2,947	$13,794	$3,880	$1,090

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME – GUIDANCE
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	June 30, 2021		December 31, 2021
	Low	High	Low	High

GAAP net loss	$(25,862)	$(24,862)	$(63,388)	$(60,388)
Non-GAAP adjustments:
Stock-based compensation	25,011	25,011	96,196	96,196
Intangibles amortization	2,947	2,947	11,787	11,787
Amortization of issuance costs on convertible senior notes	986	986	3,931	3,931
Acquisition-related transaction costs and one-time integration costs	6,018	6,018	14,174	14,174
Contingent consideration expense	—	—	2,500	2,500
Income tax expense effects (1)	—	—	—	—
Non-GAAP net income	$9,100	$10,100	$65,200	$68,200
GAAP net loss per share, basic and diluted	$(0.38)	$(0.36)	$(0.91)	$(0.87)
Non-GAAP net income per share:
Basic	$0.13	$0.15	$0.94	$0.98
Diluted	$0.13	$0.14	$0.89	$0.93
Shares used in computing GAAP net loss per share and non-GAAP net income per share:
Basic	68,500	68,500	69,400	69,400
Diluted	72,500	72,500	73,400	73,400

(1)Non-GAAP adjustments do not have an impact on our income tax provision due to past non-GAAP losses.

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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